UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported) September 13, 2010

OTIX GLOBAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4246 South Riverboat Road, Suite 300
Salt Lake City, UT 84123
(Address of principal executive offices)

(801) 312-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On September 13, 2010 Otix Global, Inc. (“Otix”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with William Demant Holding A/S (“WDH”).

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Otix will merge with and into WDH. If the merger is completed holders of outstanding shares of Otix’s common stock will be entitled to receive $8.60 in cash (the “Merger Consideration”) for each share of Otix common stock owned, totaling approximately $50 million.

Otix has 20 days from the date of the Merger Agreement in which it may initiate, solicit, or encourage the submission of proposals from other parties. If Otix accepts another proposal and terminates the Merger Agreement, it will be liable to pay WDH a fee of $2 million. After 20 days, Otix may also terminate the Merger Agreement under certain other circumstances, including if its Board of Directors determines in good faith that it has received a Superior Proposal (as defined in the Merger Agreement) and otherwise complies with certain terms of the Merger Agreement, upon the payment of the termination fee. In addition, if WDH terminates the Merger Agreement under certain circumstances, WDH would be required to pay Otix a fee of $5 million.

The consummation of the merger is subject to customary conditions including adoption of the Merger Agreement by Otix’s stockholders and certain regulatory approvals. It is anticipated that the merger will be completed between mid-November and the end of 2010.

WDH has available lines of credit, of which the aggregate undrawn balance will be sufficient for WDH to pay the merger consideration and all related fees and expenses. Consummation of the merger is not subject to a financing condition.

Otix has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of Otix’s business between the date of the Merger Agreement and the closing of the merger, restrictions on solicitations of proposals after a 20 day period with respect to alternative transactions, governmental filings and approvals, public disclosures and other matters.

Outstanding stock awards under Otix’s Stock Incentive Plans, whether vested or unvested, will be cancelled in the merger, and the holders of such options will be entitled to receive a cash payment from WDH in an amount equal to the number of shares subject to such options multiplied by an amount equal to the Merger Consideration less the applicable exercise price. Options with exercise prices greater than or equal to the Merger Consideration will be cancelled without any payment being made in respect thereof. Each share of Otix restricted stock shall become fully vested and free of any vesting or other restrictions immediately prior to the effective time of the merger. As a result, all restricted stock will be treated in a manner consistent with the other shares of common stock and will be converted into the right to receive the Merger Consideration.

Stockholder and Voting Agreement

The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about Otix or WDH. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the date of such Merger Agreement or a prior, specified date and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Otix’s or WDH’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Otix or WDH or any of their respective subsidiaries or affiliates.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Otix plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the merger. The Proxy Statement will contain important information about Otix, WDH, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Otix through the web site maintained by the SEC at www.sec.gov.

Otix and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding Otix’s directors and executive officers is contained in Otix’s Annual Report on Form 10-K for the year ended December 31, 2009 and its proxy statement dated April 2, 2010, which were filed with the SEC. Information regarding WDH’s directors and executive officers is contained in WDH’s Annual Report and can be accessed at www.demant.com. As of September 13, 2010, Otix’s directors and executive officers beneficially owned approximately 99,632 shares, or 1.7%, of Otix’s common stock. A more complete description will be available in the Proxy Statement.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for Otix, including statements about the expected timetable for consummation of the proposed transaction among WDH and Otix, and any other statements about WDH’s or Otix’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may contain the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond the control of WDH and Otix. Risks and uncertainties that could cause results to differ from expectations include: the merger may not be approved by our shareholders or the applicable governmental agencies; we may fail to receive the requisite number of votes or proxies from our shareholders to obtain a quorum; the Merger Agreement may be terminated according to its terms prior to the finalization of the merger; the announcement of the pending merger with WDH may have a significant and deleterious effect on our business; the occurrence of any event or proceeding that could give rise to the termination of the Merger Agreement; the inability to complete the merger due to the failure of the closing conditions to be satisfied; the outcome of any legal proceedings that may be instituted in connection with the merger; uncertainties as to the timing of the merger; the risk that competing offers will be made; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, banking partners, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the control of WDH and Otix; transaction costs; actual or contingent liabilities; or other risks and uncertainties described in the section titled “Risk Factors” in Otix’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed by Otix with the Securities and Exchange Commission, and described in other filings made by Otix from time to time with the Securities and Exchange Commission.

In addition, the forward-looking statements included in this Current Report on Form 8-K represent Otix’s estimates as of the date of this Current Report on Form 8-K. Otix anticipates that subsequent events and developments may cause its forward-looking statements to change. Otix specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances after the date of this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated September 13, 2010, by and among William Demant Holding A/S, OI Merger Sub, Inc., and Otix Global, Inc., (1)

99.1	Otix Global, Inc. press release dated September 13, 2010.

(1)
The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Otix Global, Inc. will furnish copies of any of such schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2010

OTIX GLOBAL, INC.

/s/ Michael M. Halloran

Michael M. Halloran
Vice President and Chief Financial Officer